Exhibit 10.9

EMPLOYMENT AGREEMENT AMENDMENT

This Employment Agreement Amendment (“Agreement”) is between The Organic Corporation B.V. (hereinafter referred to as “Company”) and G.J.M. VERSTEEGH (“Employee”).

In relation to the Employment Agreement dated April 2012 (Annex 1) between Company and Employee, this Agreement serves as an amendment.

For the purposes of this Agreement Company shall mean the Company and its subsidiaries.

1.	CHANGE IN CONTROL

(a)	Definitions. For purposes of this Agreement:

“Change in Control” means the occurrence of any of the following:

(i) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) representing a majority of the combined voting power of the then outstanding Voting Securities; or

(ii) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof; provided, however, that the term “Incumbent Director” shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office; or

(iii) any consolidation, merger or plan of exchange involving the Company (“Merger”) as a result of which the holders of outstanding Voting Securities immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving corporation or a parent corporation of the surviving corporation immediately after the Merger, disregarding any Voting Securities issued to or retained by such holders in respect of securities of any other party to the Merger

(iv) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (“Asset Sale”).

a.	Termination upon Change in Control

If, at any time during a period of twelve (12) months following a Change of Control, the Company terminates the Employment Agreement without Cause and/or the Company causes “Good Reason,” the conditions under the Employment Agreement according to clause 1.6 will apply.

“Good Reason” means:

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(i) a unilateral decrease of the base salary, or a unilateral amendment of the authority, duties or responsibilities of the Employee. A unilateral change in reporting line will only cause Constructive Dismissal in the event this change leads to a deterioration of Employee’s position; or

(ii) requiring the Employee to relocate to another office which is located more than eighty (80) miles from the current office of the Employee; or

(iii) if the Company fails to enable the Employee to reach his targets or the Employee does not receive his employee benefits (unless such is related to broad organizational changes); or

(iv) an action or inaction by the Company that constitutes a material breach of this Agreement or any other agreement between parties.

“Cause” shall mean:

(i) an act by the Employee that constitutes a felony under the laws of the United States or any individual State or under the laws of a foreign country; or

(ii) an act of fraud, embezzlement, sexual harassment, dishonesty, theft, or an intentional act that results in a material loss, damage or injury to the Company; or

(iii) an act of moral turpitude which is materially injurious to the Company; or

(iv) the failure of Employee to participate in the reasonable and lawful business activities of the Company in a manner consistent with his job duties, provided such failure continues for more than ten days after written notice to the Employee specifying such failure in reasonable detail.

b.	Equity treatment upon termination due to Change in Control

(i) If the Company terminates the employment agreement without Cause at any time during twelve (12) months following a Change of Control or the Employee terminates the employment agreement due to “Good Reason”, all unvested stock options held by the Employee at that time shall immediately become vested in full and can be exercised according to the 2002 and 2013 Stock Incentive Plans.

(ii) If a Merger or an Asset Sale (each, a “Company Sale”) occurs before the vesting date of any Performance Share Units held by the Employee, the Employee shall be entitled to receive a payout according to clause 3.1 of Exhibit C (Sunopta Inc. 2016 performance share unit award agreement) which Exhibit is attached as Annex 2. The shares will be issued no later than thirty (30) days following the Company Sale. The number of shares issued in such event shall be the amount determined by the payout factor (clause 2.2 Exhibit C). For purposes of this Agreement the payout factor will be calculated as if the performance period ended on the last day of the Company’s most recently completed fiscal quarter prior to the date of the Company Sale. For this purpose, performance measures and the related payout factors applicable to the awards may be adjusted by the Board of Directors in accordance with clause 2.3 of Exhibit C.

This Agreement will be governed by the laws of the Netherlands.

EMPLOYEE:

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/s/ G.J.M. Versteegh	Date: 19-08-2016
G.J.M. Versteegh

COMPANY:

/s/ Michelle Coleman	Date: 8-23-2016
Michelle Coleman
CHRO

Firmwide:140976478.1 070321.1000

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